Contact:  Mark H. Anders
                                                 Phone:    443-921-0804
                                                 Website:  www.americasbank.com



                           AMERICASBANK CORP. APPOINTS
                     WILLIAM L. WILCOX, JR. AS NEW DIRECTOR


TOWSON, Md. (September 18, 2006) --AmericasBank Corp. (NASDAQ:AMAB), the parent company of AmericasBank, has appointed William L. Wilcox, Jr. as new a director of both AmericasBank Corp. and AmericasBank.

Mr. Wilcox, a veteran mortgage banking executive, currently manages the Baltimore commercial title office of LandAmerica Financial Group, Inc. Except for the period 1995 to1998, Mr. Wilcox directed the residential mortgage lending subsidiaries of Allfirst Financial and its predecessor First Maryland Bancorp from 1983 until his retirement following the acquisition of Allfirst by M&T Bank Corporation in 2002. From 1995 to1998, Mr. Wilcox directed the residential mortgage program for Mercantile Mortgage Corporation, the mortgage banking subsidiary of Mercantile Bancshares.

Lee W. Warner, Chairman of the Board or AmericasBank Corp, commented, "We are very fortunate to have someone of Will Wilcox's caliber join our board. Our business plan is somewhat dependent on the revenues generated by mortgage banking and his depth and breadth of experience will add greatly to our planning and execution."

ABOUT AMERICASBANK CORP.

AmericasBank Corp. is the parent company of AmericasBank, a Maryland-chartered commercial bank headquartered in Towson, Maryland. AmericasBank is dedicated to contributing to the growth and prosperity of the communities it serves, with a special focus on serving the needs of the business community and promoting home ownership.

The statements in this press release that are not historical facts constitute "forward-looking statements" as defined by Federal Securities laws. Such statements, regarding AmericaBank Corp.'s anticipated future results of operations, are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, changes in interest rates, deposit flows and loan demand; as well as changes in management, the economy, competition, government regulation, technology and other factors which may affect AmericasBank Corp. or AmericasBank specifically or the banking industry generally. Forward-looking statements speak only as of the date they are made. AmericasBank Corp. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made. For further information, please refer to the AmericasBank Corp's filings with the U.S. Securities and Exchange Commission and available at their web site www.sec.gov.